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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF GOODMAN AND CARR]

September 13, 1999

Biovail Corporation International
2488 Dunwin Drive
Mississauga, Ontario
L5L 1J9

Dear Sirs:

             RE:__ Biovail Corporation International-Registration Statement on
                   Form F-4

    We have acted as Canadian counsel on behalf of Biovail Corporation International (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of the Corporation's Registration Statement on Form F-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration of the common shares (the "Common Shares") of the Corporation to be issued in connection with the merger (the "Merger") of ABCI Acquisition Sub. Corporation a wholly-owned subsidiary of the Corporation, with and into Fuisz Technologies Ltd. ("Fuisz"). Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Registration Statement.

    For the purposes of our opinion, we examined the following:

        (a) a copy of the Registration Statement;

        (b) a certified copy dated September 13, 1999 of the resolution of the directors of the Corporation authorizing the issuance of the Common Shares in connection with the Merger;

        (c) a certificate of status in respect of the Corporation issued by the Ministry of Consumer and Commercial Relations and dated September 13, 1999;

        (d) a certificate of the Chairman of the Board of the Corporation relating to the voting of his shares of the Corporation at the annual and special meeting of the shareholders of the Corporation held on May 19, 1995; and

        (e) a certificate of an officer of the Corporation, a copy of which is annexed hereto.

    For the purpose of this opinion, we have relied solely on the aforesaid certified copy of the resolutions of the directors of the Corporation authorizing the issuance of the Common Shares in connection with the Merger and on the certificate of an officer of the Corporation as to the matters of fact set out therein without independent examination.

    In all examinations outlined above, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as copies and the authenticity and completeness of all of the originals of such copies.
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    We hereby consent to the use of this opinion as an exhibit to the
Registration Statement and to the use of our name under the caption "Certain Legal Matters" in the Proxy Statement Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act or the rules and regulations promulgated thereunder. This opinion is provided solely for your use as aforesaid and may not be quoted or otherwise referred to in any other documents or used or relied upon by you for any other purpose or quoted to or used or relied on by any other person either in connection with this or any other matter or transaction.

    In rendering the following opinion, we are not purporting to opine as to any laws other than the laws of Ontario and the federal laws of Canada applicable therein in effect on the date hereof.

    Based solely upon and subject to the foregoing, we are of the opinion that the Common Shares, when issued to the shareholders of Fuisz in connection with the Merger, will be validly issued, will be fully paid and non-assessable common shares of the Corporation.

Yours very truly,

/s/_GOODMAN AND CARR__

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